Exhibit 99.1
GOODRX REPORTS THIRD QUARTER 2023 RESULTS

SANTA MONICA, Calif. -- (November 9, 2023) -- GoodRx Holdings, Inc. (Nasdaq: GDRX) (“GoodRx” or the “Company”), a leading resource for healthcare savings and information, has released its financial results for the third quarter 2023.
Third Quarter 2023 Highlights
•Revenue1 of $180.0 million
•Adjusted Revenue1,2 of $190.0 million
•Net loss of $38.5 million; Net loss margin of 21.4%
•Adjusted Net Income2 of $25.5 million; Adjusted Net Income Margin2 of 13.4%
•Adjusted EBITDA2 of $53.5 million; Adjusted EBITDA Margin2 of 28.1%
•Net cash provided by operating activities of $60.3 million
•Over 550,000 prescribers3 engaged with us through Provider Mode since its launch
•Exited the quarter with over 7 million consumers of prescription-related offerings4
“We’ve been working to rebuild momentum in the business, both financially and operationally, with an eye toward compounding growth in 2024 and beyond, and we made meaningful progress in the third quarter,” said Scott Wagner, Interim Chief Executive Officer. “We achieved an important milestone with year-over-year Adjusted Revenue growth, while strengthening and expanding our retail pharmacy relationships, announcing two additional integrated savings programs with MedImpact and Navitus as well as an exciting collaboration with Sanofi to help make insulin more accessible to all Americans.”
1Revenue was impacted by a $10.0 million client contract termination payment, which was recognized as a reduction of revenue, in connection with our plan to de-prioritize certain solutions under our pharma manufacturer solutions offering approved by our board of directors on August 7, 2023 (the “Restructuring Plan”). Revenue excluding the $10.0 million client contract termination payment represents Adjusted Revenue for the third quarter. For all other periods, revenue equals Adjusted Revenue.
2Adjusted Revenue and metrics presented as a percentage of Adjusted Revenue, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Net Income Margin, and adjusted costs and operating expenses are non-GAAP financial measures and are presented for supplemental informational purposes only. For the periods presented, Adjusted EBITDA Margin and Adjusted Net Income Margin are defined as Adjusted EBITDA and Adjusted Net Income, respectively, divided by Adjusted Revenue. Refer to the Non-GAAP Financial Measures section below for definitions, additional information, and reconciliations to the most directly comparable GAAP measures.
3As of September 30, 2023. Prescribers are defined as individuals in the medical profession who are allowed to write orders for medical treatment.
4Sum of Monthly Active Consumers (MACs) for Q3'23 and subscribers to our subscription plans as of September 30, 2023. Refer to Key Operating Metrics below for definitions of Monthly Active Consumers and subscription plans.
Third Quarter 2023 Financial Overview (all comparisons are made to the same period of the prior year unless otherwise noted):
Revenue decreased 4% to $180.0 million compared to $187.3 million, primarily due to a $10.0 million contract termination payment to a client in the third quarter of 2023, which was recognized as a reduction of revenue, partially offset by organic growth in prescription transactions revenue. Adjusted Revenue1,2, which represents revenue excluding the $10.0 million contract termination payment, increased 1% to $190.0 million compared to $187.3 million, primarily driven by growth in prescription transactions revenue. Prescription transactions revenue increased 3% to $135.4 million compared to $131.2 million, primarily driven by a 5% increase in Monthly Active Consumers partially offset by lower fees per transaction related to our ongoing shift to a hybrid model as well as from our consumer incentives program principally in the form of consumer discounts on prescription drugs processed through pharmacies that we directly contract with, which is recognized as a reduction of prescription transactions revenue. Pharma manufacturer solutions revenue decreased 35% to $15.9 million compared to $24.5 million, primarily driven by the $10.0 million contract termination payment described above, which was paid in connection with our Restructuring Plan, and is recognized as a reduction of pharma manufacturer solutions revenue. Organic growth in the underlying pharma manufacturer solutions offering partially offset the impact of the $10.0 million payment. Subscription revenue decreased 12% to $23.2 million compared to $26.5 million, primarily driven by a decrease in the number of subscription plans largely due to the sunset of our partnership subscription program, Kroger Savings Club, as well as a change in the mix of Gold plans to more single-user subscription plans and away from family Gold plans. Gold subscription plans grew year-over-year and quarter-over-quarter as of September 30, 2023. Other revenue increased 5% to $5.4 million compared to $5.2 million.
Cost of revenues increased 8% to $18.7 million, or 10% of revenue, compared to $17.4 million, or 9% of revenue, primarily driven by an increase in personnel related costs arising from the Restructuring Plan. Adjusted cost of revenues2 decreased 8% to $15.7 million, or 8% of Adjusted Revenue2, compared to $17.1 million, or 9% of Adjusted Revenue2.

Exhibit 99.1
Product development and technology expenses increased 10% to $39.6 million, or 22% of revenue, compared to $35.9 million, or 19% of revenue, primarily driven by the disposal of certain capitalized software principally in connection with our Restructuring Plan, partially offset by a decrease in payroll and related costs due to lower average headcount and higher capitalization of certain qualified costs related to software development. Adjusted product development and technology expenses2 decreased 3% to $24.0 million, or 13% of Adjusted Revenue2, compared to $24.9 million, or 13% of Adjusted Revenue2.
Sales and marketing expenses increased 6% to $91.6 million, or 51% of revenue, compared to $86.2 million, or 46% of revenue, primarily driven by an increase in payroll and related costs, primarily due to higher stock-based compensation, as well as higher third-party marketing and related support services. Adjusted sales and marketing expenses2 increased 2% to $80.4 million, or 42% of Adjusted Revenue2, compared to $78.7 million, or 42% of Adjusted Revenue2.
General and administrative expenses decreased 29% to $35.3 million, or 20% of revenue, compared to $49.5 million, or 26% of revenue, primarily driven by a $16.6 million expense for the fair value adjustment of contingent consideration related to the vitaCare acquisition in the third quarter of 2022. Adjusted general and administrative expenses2 increased 12% to $16.4 million, or 9% of Adjusted Revenue2, compared to $14.7 million, or 8% of Adjusted Revenue2.
Net loss was $38.5 million compared to a net loss of $41.7 million, primarily driven by the individual factors described above as well as due to an income tax benefit of $8.1 million, compared to an income tax expense of $19.5 million. Net loss margin was 21.4% compared to a net loss margin of 22.3%. Adjusted Net Income2 was $25.5 million compared to Adjusted Net Income2 of $29.9 million.
Adjusted EBITDA2 was $53.5 million compared to $52.0 million, primarily driven by higher prescription transactions revenue. Adjusted EBITDA Margin2 was 28.1% compared to 27.8%.
Cash Flow and Capital Allocation
Net cash provided by operating activities in the third quarter was $60.3 million compared to $33.7 million in the comparable period last year, largely driven by improvements in the net impacts of net losses and non-cash adjustments year over year. As of September 30, 2023, GoodRx had cash and cash equivalents of $794.9 million and total outstanding debt of $661.8 million.
GoodRx is focused on a disciplined approach to capital allocation, centered on furthering the Company’s mission and creating shareholder value. Our capital allocation priorities are investing for profitable growth, paying down debt, buying back shares, and M&A that aligns with our strategic priorities. These priorities support GoodRx’s long-term growth strategy while also providing flexibility to navigate near-term challenges.
Share Repurchases
During the third quarter of 2023, we repurchased $7.7 million in shares of Class A common stock, representing approximately 1.1 million shares. As of September 30, 2023, we had $122.1 million remaining of our $250.0 million share repurchase authorization approved by our board of directors during the first quarter 2022.
Guidance
For the fourth quarter and full year 2023, and full year 2024, management is anticipating the following:

$ in millions	4Q 2023	4Q 2022	YoY Change
Revenue[5]	$188-$194	$184.1	2%-5%
Adjusted Revenue[5]	$188-$194	$184.1	2%-5%
Adjusted EBITDA Margin[6]	Mid-to-high twenty-percent range

$ in millions	FY 2023	FY 2022	YoY Change
Revenue[5]	$742-$748	$766.6	(3%)-(2%)
Adjusted Revenue[5]	$752-$758	$766.6	(2%)-(1%)
Adjusted EBITDA Margin[6]	High twenty-percent range

Exhibit 99.1

“We are guiding to fourth quarter revenue and Adjusted Revenue in the range of $188 million to $194 million, representing 2%-5% year-over-year growth, and Adjusted EBITDA Margin in the mid-to-high twenty-percent range,” said Karsten Voermann, Chief Financial Officer. “While we are continuing to refine our views on 2024, including assessing the uptake in new initiatives like our integrated savings programs, we feel good about the business growing next year at a roughly similar rate to the growth rate implied in the 4Q23 guide, and we expect our 2024 Adjusted EBITDA Margin6 to meet or exceed 4Q23.”

“Our balance sheet and liquidity position remained strong in the third quarter, while generating healthy cash flow from operations. We will continue to prioritize cash conversion and disciplined capital deployment to support our strategic priorities and accelerate value creation,” concluded Voermann.
5Adjusted Revenue is a non-GAAP financial measure and is presented for supplemental informational purposes only. We expect revenue, the most directly comparable financial measure calculated in accordance with GAAP, to equal Adjusted Revenue for the fourth quarter of 2023. For the full year 2023 guidance, revenue of $742 million to $748 million, excluding the $10 million client contract termination costs incurred in the third quarter of 2023, represents Adjusted Revenue. For the fourth quarters of 2022 and 2023 and full years 2022 and 2024, Revenue equals Adjusted Revenue.
6Adjusted EBITDA Margin is Adjusted EBITDA divided by Adjusted Revenue. Adjusted EBITDA Margin is a non-GAAP financial measure and is presented for supplemental informational purposes only. We have not reconciled our Adjusted EBITDA Margin guidance to GAAP net income or loss margin, because we do not provide guidance for GAAP net income or loss margin due to the uncertainty and potential variability of stock-based compensation expense, acquired intangible assets and related amortization and income taxes, which are reconciling items between Adjusted EBITDA Margin and GAAP net income or loss margin. Because such items cannot be provided without unreasonable efforts, we are unable to provide a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure. However, such items could have a significant impact on our future GAAP net income or loss margin.
Investor Conference Call and Webcast
GoodRx management will host a conference call and webcast today, November 9, 2023, at 5:00 a.m. Pacific Time (8:00 a.m. Eastern Time) to discuss the results and the Company’s business outlook.
To access the conference call, please pre-register using the following link:
https://register.vevent.com/register/BI11f5bb26d0ab48bd971760488dcdead6
Registrants will receive a confirmation with dial-in details and a unique passcode required to join.
The call will also be webcast live on the Company’s investor relations website at https://investors.goodrx.com, where accompanying materials will be posted prior to the conference call.
Approximately one hour after completion of the live call, an archived version of the webcast will be available on the Company’s investor relations website at https://investors.goodrx.com for at least 30 days.

Exhibit 99.1
About GoodRx
GoodRx is a leading resource for healthcare savings and information that makes healthcare affordable and convenient for all Americans. We offer consumers free access to transparent and lower prices for brand and generic medications, affordable and convenient medical provider consultations via telehealth, and comprehensive healthcare research and information. Since 2011, we have helped consumers save over $65 billion and are one of the most downloaded medical apps over the past decade.
GoodRx periodically posts information that may be important to investors on its investor relations website at https://investors.goodrx.com. We intend to use our website as a means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors and potential investors are encouraged to consult GoodRx’s website regularly for important information, in addition to following GoodRx’s press releases, filings with the Securities and Exchange Commission and public conference calls and webcasts. The information contained on, or that may be accessed through, GoodRx’s website is not incorporated by reference into, and is not a part of, this press release.
Investor Contact
GoodRx
Whitney Notaro
ir@goodrx.com
Press Contact
GoodRx
Lauren Casparis
lcasparis@goodrx.com

Exhibit 99.1
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding our future results of operations and financial position, industry and business trends, the launch of new offerings, stock compensation, our stock repurchase program, anticipated impacts of the de-prioritization of certain solutions under our pharma manufacturer solutions offering and our cost savings initiatives, our direct contracting approach with retailers, the anticipated benefits from our collaborations with MedImpact, Navitus and Sanofi, realizability of deferred tax assets, business strategy, cash conversion and capital deployment, potential outcomes and estimated impacts of certain legal proceedings, our plans, market growth and our objectives for future operations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, risks related to our limited operating history and early stage of growth; our ability to achieve broad market education and change consumer purchasing habits; our general ability to continue to attract, acquire and retain consumers in a cost-effective manner; our reliance on our prescription transactions offering and ability to expand our offerings; changes in medication pricing and pricing structures; our general inability to control the categories and types of prescriptions for which we can offer savings or discounted prices; our reliance on a limited number of industry participants, including pharmacy benefit managers, pharmacies, and pharma manufacturers; the competitive nature of industry; risks related to pandemics, epidemics or outbreak of infectious disease, including COVID-19; the accuracy of our estimate of our total addressable market and other operational metrics; risks related to a decrease in consumer willingness to receive correspondence or any technical, legal or any other restrictions to send such correspondence; risks related to any failure to comply with applicable data protection, privacy and security, advertising and consumer protection laws, standards, and other requirements; risks related to negative media coverage; our ability to respond to changes in the market for prescription pricing and to maintain and expand the use of GoodRx codes; our ability to maintain positive perception of our platform and brand; risks related to any failure to maintain effective internal control over financial reporting; risks related to use of social media, emails, text messages and other messaging channels as part of our marketing strategy; our ability to accurately forecast revenue and appropriately plan our expenses in the future; risks related to government regulation of the internet, e-commerce, consumer data and privacy, information technology and cyber-security; our ability to utilize our net operating loss carryforwards and certain other tax attributes; our ability to attract, develop, motivate and retain well-qualified employees, and to successfully transition our Chief Executive Officer role; risks related to general economic factors, natural disasters or other unexpected events; risks related to our acquisition strategy; risks related to our debt arrangements; interruptions or delays in service on our apps or websites; our reliance on third-party platforms to distribute our platform and offerings, including software as-a-service technologies; systems failures or other disruptions in the operations of these parties on which we depend; the increasing focus on environmental sustainability and social initiatives; risks related to our intellectual property; risks related to climate change; risks related to operating in the healthcare industry; risks related to our organizational structure; risks related to fluctuations in our tax obligations and effective income tax rate which could materially and adversely affect our results of operations; litigation related risks; risks related to the recent healthcare reform legislation and other changes in the healthcare industry and in healthcare spending which may adversely affect our business, financial condition and results of operations; the risk that we may not achieve the intended outcomes of our restructuring and cost reduction efforts; as well as the other important factors discussed in the sections entitled “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as updated by our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2023, and in our other filings with the Securities and Exchange Commission. The forward-looking statements in this press release are based upon information available to us as of the date of this press release, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

Exhibit 99.1
Key Operating Metrics
Monthly Active Consumers (MACs) refers to the number of unique consumers who have used a GoodRx code to purchase a prescription medication in a given calendar month and have saved money compared to the list price of the medication. A unique consumer who uses a GoodRx code more than once in a calendar month to purchase prescription medications is only counted as one Monthly Active Consumer in that month. A unique consumer who uses a GoodRx code in two or three calendar months within a quarter will be counted as a Monthly Active Consumer in each such month. Monthly Active Consumers do not include subscribers to our subscription offerings, consumers of our pharma manufacturer solutions offering, or consumers who use our telehealth offerings. When presented for a period longer than a month, Monthly Active Consumers are averaged over the number of calendar months in such period. Monthly Active Consumers from acquired companies are only included beginning in the first full quarter following the acquisition.
Subscription plans represent the ending subscription plan balance across both of our subscription offerings, GoodRx Gold and Kroger Savings Club. Each subscription plan may represent more than one subscriber since family subscription plans may include multiple members.
We exited the third quarter of 2023 with over 7 million prescription-related consumers that used GoodRx across our prescription transactions and subscription offerings. Our prescription-related consumers represent the sum of Monthly Active Consumers for the three months ended September 30, 2023 and subscribers to our subscription plans as of September 30, 2023.

	Three Months Ended
(in millions)	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Monthly Active Consumers	6.1	6.1	6.1	5.9	5.8	5.8	6.4

	As of
(in thousands)	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Subscription plans	930	969	1,007	1,030	1,060	1,133	1,203

Exhibit 99.1
GoodRx Holdings, Inc.
Condensed Consolidated Balance Sheets (Unaudited)

	(in thousands, except par values)

	September 30, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents	$794,905	$757,165
Accounts receivable, net	121,146	117,141
Prepaid expenses and other current assets	53,047	45,380
Total current assets	969,098	919,686
Property and equipment, net	16,879	19,820
Goodwill	412,117	412,117
Intangible assets, net	89,431	119,865
Capitalized software, net	91,979	70,072
Operating lease right-of-use assets	31,501	35,906
Deferred tax assets, net	57,695	—
Other assets	39,272	27,165
Total assets	$1,707,972	$1,604,631
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$32,905	$17,700
Accrued expenses and other current liabilities	74,554	47,523
Current portion of debt	7,029	7,029
Operating lease liabilities, current	3,334	4,068
Total current liabilities	117,822	76,320
Debt, net	648,729	651,796
Operating lease liabilities, net of current portion	52,387	54,131
Other liabilities	7,761	7,557
Total liabilities	826,699	789,804
Stockholders' equity
Preferred stock, $0.0001 par value	—	—
Common stock, $0.0001 par value	40	40
Additional paid-in capital	2,312,767	2,263,322
Accumulated deficit	(1,431,534)	(1,448,535)
Total stockholders' equity	881,273	814,827
Total liabilities and stockholders' equity	$1,707,972	$1,604,631

Exhibit 99.1
GoodRx Holdings, Inc.
Condensed Consolidated Statements of Operations (Unaudited)

			(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue	$179,958	$187,318	$553,621	$582,445
Costs and operating expenses:
Cost of revenue, exclusive of depreciation and amortization presented separately below	18,721	17,395	51,755	47,719
Product development and technology	39,611	35,921	103,804	106,367
Sales and marketing	91,615	86,215	247,577	273,503
General and administrative	35,317	49,548	95,144	116,211
Depreciation and amortization	33,024	13,952	64,060	38,644
Total costs and operating expenses	218,288	203,031	562,340	582,444
Operating (loss) income	(38,330)	(15,713)	(8,719)	1
Other expense, net:
Other expense	(2,200)	—	(4,008)	—
Interest income	8,649	2,920	23,697	3,829
Interest expense	(14,720)	(9,478)	(41,907)	(22,316)
Total other expense, net	(8,271)	(6,558)	(22,218)	(18,487)
Loss before income taxes	(46,601)	(22,271)	(30,937)	(18,486)
Income tax benefit (expense)	8,106	(19,463)	47,938	(12,370)
Net (loss) income	$(38,495)	$(41,734)	$17,001	$(30,856)
(Loss) earnings per share:
Basic	$(0.09)	$(0.10)	$0.04	$(0.07)
Diluted	$(0.09)	$(0.10)	$0.04	$(0.07)
Weighted average shares used in computing (loss) earnings per share:
Basic	413,437	412,956	412,698	413,254
Diluted	413,437	412,956	416,450	413,254

Stock-based compensation included in costs and operating expenses:
Cost of revenue	$146	$136	$487	$190
Product development and technology	6,829	8,029	22,952	25,327
Sales and marketing	10,273	4,766	11,665	15,999
General and administrative	15,398	16,107	40,938	49,304

Exhibit 99.1
GoodRx Holdings, Inc.
Condensed Consolidated Statements of Cash Flows (Unaudited)

	(in thousands)

	Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities
Net income (loss)	$17,001	$(30,856)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	64,060	38,644
Amortization of debt issuance costs	2,539	2,562
Non-cash operating lease expense	3,022	2,314
Stock-based compensation expense	76,042	90,820
Change in fair value of contingent consideration	—	16,857
Deferred income taxes	(57,989)	(141)
Loss on operating lease assets	374	—
Loss on disposal of capitalized software	7,615	—
Loss on minority equity interest investment	4,008	—
Changes in operating assets and liabilities, net of effects of business acquisitions
Accounts receivable	(4,005)	(2,370)
Prepaid expenses and other assets	(29,867)	(3,137)
Accounts payable	14,515	(8,011)
Accrued expenses and other current liabilities	26,071	9,097
Operating lease liabilities	(1,460)	(3,415)
Other liabilities	498	2,537
Net cash provided by operating activities	122,424	114,901
Cash flows from investing activities
Purchase of property and equipment	(634)	(3,817)
Acquisitions, net of cash acquired	—	(156,853)
Capitalized software	(42,260)	(36,107)
Investment in minority equity interest	—	(15,007)
Net cash used in investing activities	(42,894)	(211,784)
Cash flows from financing activities
Payments on long-term debt	(5,272)	(5,272)
Repurchases of Class A common stock	(26,149)	(101,721)
Proceeds from exercise of stock options	4,385	9,110
Employee taxes paid related to net share settlement of equity awards	(15,403)	(17,557)
Proceeds from employee stock purchase plan	649	—
Net cash used in financing activities	(41,790)	(115,440)
Net change in cash and cash equivalents	37,740	(212,323)
Cash and cash equivalents
Beginning of period	757,165	941,109
End of period	$794,905	$728,786

Exhibit 99.1
Non-GAAP Financial Measures
Adjusted Revenue, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Net Income Margin and Adjusted Earnings Per Share are supplemental measures of our performance that are not required by, or presented in accordance with, U.S. GAAP. We also present each cost and operating expense on our condensed consolidated statements of operations on an adjusted basis to arrive at adjusted operating income. Collectively, we refer to these non-GAAP financial measures as our “Non-GAAP Measures."
We define Adjusted Revenue for a particular period as revenue excluding client contract termination costs associated with restructuring related activities. We exclude these costs from revenue because we believe they are not indicative of past or future underlying performance of the business.
We define Adjusted EBITDA for a particular period as net income or loss before interest, taxes, depreciation and amortization, and as further adjusted for, as applicable for the periods presented, acquisition related expenses, stock-based compensation expense, payroll tax expense related to stock-based compensation, loss on extinguishment of debt, financing related expenses, loss on operating lease assets, restructuring related expenses, legal settlement expenses, charitable stock donation, gain on sale of business, and other income or expense, net. Adjusted EBITDA Margin represents Adjusted EBITDA as a percentage of Adjusted Revenue.
We define Adjusted Net Income for a particular period as net income or loss adjusted for, as applicable for the periods presented, amortization of intangibles related to acquisitions and restructuring activities, acquisition related expenses, stock-based compensation expense, payroll tax expense related to stock-based compensation, loss on extinguishment of debt, financing related expenses, loss on operating lease assets, restructuring related expenses, legal settlement expenses, charitable stock donation, gain on sale of business, other expense, and as further adjusted for estimated income tax on such adjusted items. Our adjusted taxes also excludes (i) the valuation allowance recorded against certain of our net deferred tax assets that was recognized in accordance with GAAP and any subsequent releases of the valuation allowance, and (ii) all tax benefits/expenses resulting from excess tax benefits/deficiencies in connection with stock-based compensation. Adjusted Net Income Margin represents Adjusted Net Income as a percentage of Adjusted Revenue.
Adjusted Earnings Per Share is Adjusted Net Income attributable to common stockholders divided by weighted average number of shares. The weighted average shares we use in computing Adjusted Earnings Per Share – basic is equal to our GAAP weighted average shares – basic and the weighted average shares we use in computing Adjusted Earnings Per Share – diluted is equal to either GAAP weighted average shares – basic or GAAP weighted average shares – diluted, depending on whether we have adjusted net loss or adjusted net income, respectively.
We also assess our performance by evaluating each cost and operating expense on our condensed consolidated statements of operations on a non-GAAP, or adjusted, basis to arrive at adjusted operating income. The adjustments to these cost and operating expense items include, as applicable for the periods presented, acquisition related expenses, amortization of intangibles related to acquisitions and restructuring activities, stock-based compensation expense, payroll tax expense related to stock-based compensation, loss on extinguishment of debt, financing related expenses, restructuring related expenses, legal settlement expenses, loss on operating lease assets, charitable stock donation, other expense, and gain on sale of business. Adjusted operating income is Adjusted Revenue less non-GAAP costs and operating expenses.
We believe our Non-GAAP Measures are helpful to investors, analysts and other interested parties because they assist in providing a more consistent and comparable overview of our operations across our historical financial periods. Adjusted Revenue, Adjusted EBITDA and Adjusted EBITDA Margin are also key measures we use to assess our financial performance and are also used for internal planning and forecasting purposes. In addition, Adjusted Revenue, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted Earnings Per Share are frequently used by analysts, investors and other interested parties to evaluate and assess performance.
The Non-GAAP Measures are presented for supplemental informational purposes only and should not be considered as alternatives or substitutes to financial information presented in accordance with GAAP. These measures have certain limitations in that they do not include the impact of certain expenses that are reflected in our condensed consolidated statements of operations that are necessary to run our business. Other companies, including other companies in our industry, may not use these measures or may calculate these measures differently than as presented herein, limiting their usefulness as comparative measures.

Exhibit 99.1
The following table presents a reconciliation of net (loss) income and revenue, the most directly comparable financial measures calculated in accordance with GAAP, to Adjusted EBITDA and Adjusted Revenue, respectively, and presents net (loss) income margin, the most directly comparable financial measure calculated in accordance with GAAP, with Adjusted EBITDA Margin:

			(dollars in thousands)
	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in thousands)	2023	2022	2023	2022
Net (loss) income	$(38,495)	$(41,734)	$17,001	$(30,856)
Adjusted to exclude the following:
Interest income	(8,649)	(2,920)	(23,697)	(3,829)
Interest expense	14,720	9,478	41,907	22,316
Income tax (benefit) expense	(8,106)	19,463	(47,938)	12,370
Depreciation and amortization (1)	33,024	13,952	64,060	38,644
Other expense (2)	2,200	—	4,008	—
Financing related expenses (3)	—	5	—	14
Acquisition related expenses (4)	162	18,656	1,603	23,630
Restructuring related expenses (5)	22,389	5,880	22,389	6,236
Legal settlement expenses (6)	3,000	—	3,000	2,800
Stock-based compensation expense	32,646	29,038	76,042	90,820
Payroll tax expense related to stock-based compensation	580	184	1,425	1,739
Loss on operating lease assets (7)	—	—	374	—
Adjusted EBITDA	$53,471	$52,002	$160,174	$163,884
Revenue	$179,958	$187,318	$553,621	$582,445
Adjusted to exclude the following:
Client contract termination costs (8)	10,000	—	10,000	—
Adjusted Revenue	$189,958	$187,318	$563,621	$582,445
Net (loss) income margin (9)	(21.4%)	(22.3%)	3.1%	(5.3%)
Adjusted EBITDA Margin (10)	28.1%	27.8%	28.4%	28.1%
________________________________________________________________
(1)Depreciation and amortization for the three and nine months ended September 30, 2023 included $17.5 million of amortization related to certain intangible assets in connection with the Restructuring Plan, which have been accelerated through December 31, 2023, the date the Restructuring Plan is expected to be substantially complete.
(2)Other expense represents the impairment loss on one of our minority equity interest investments.
(3)Financing related expenses include third-party fees related to proposed financings.
(4)Acquisition related expenses principally include costs for actual or planned acquisitions including related third-party fees, legal, consulting and other expenditures, and as applicable, severance costs and retention bonuses to employees related to acquisitions and change in fair value of contingent consideration.
(5)Restructuring related expenses include employee severance and other personnel related costs in connection with various workforce optimization and organizational changes that better align with our strategic goals and future scale. In connection with the Restructuring Plan, restructuring related expenses for the three and nine months ended September 30, 2023 included (i) a loss of $7.0 million relating to the disposal of certain capitalized software that were not yet ready for their intended use; (ii) net charge of $5.3 million relating to various headcount reduction and personnel initiatives; and (iii) a $10.0 million contract termination payment to a pharma manufacturer solutions client.
(6)Legal settlement expenses for the three and nine months ended September 30, 2023 represent the estimated net loss with respect to an ongoing class action litigation. Legal settlement expenses for the nine months ended September 30, 2022 represent the estimated amount accrued with respect to the Federal Trade Commission ("FTC") negotiated settlement. The estimated accrual was adjusted in the fourth quarter of 2022 to reflect the actual negotiated settlement amount of $1.5 million. See Note 8 to our condensed consolidated financial statements for additional information.

Exhibit 99.1
(7)Loss on operating lease assets include, as applicable for the periods presented, losses incurred relating to the abandonment or sublease of certain leased office spaces and disposal of related capitalized costs.
(8)Client contract termination costs represent a payment to a pharma manufacturer solutions client to terminate certain contracts in connection with the Restructuring Plan, which was recognized as a reduction of revenue.
(9)Net (loss) income margin represents net loss or net income, as applicable, as a percentage of revenue.
(10)Adjusted EBITDA Margin represents Adjusted EBITDA as a percentage of Adjusted Revenue.

Exhibit 99.1
The following tables present a reconciliation of net (loss) income and revenue and calculations of net (loss) income margin and (loss) earnings per share, the most directly comparable financial measures calculated in accordance with GAAP, to Adjusted Net Income, Adjusted Revenue, Adjusted Net Income Margin, and Adjusted Earnings Per Share, respectively:

	(dollars in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net (loss) income	$(38,495)	$(41,734)	$17,001	$(30,856)
Adjusted to exclude the following:
Amortization of intangibles related to acquisitions and restructuring activities	21,561	5,819	32,769	17,526
Other expense (1)	2,200	—	4,008	—
Financing related expenses (1)	—	5	—	14
Acquisition related expenses (1)	162	18,656	1,603	23,630
Restructuring related expenses (1)	22,389	5,880	22,389	6,236
Legal settlement expenses (1)	3,000	—	3,000	2,800
Stock-based compensation expense	32,646	29,038	76,042	90,820
Payroll tax expense related to stock-based compensation	580	184	1,425	1,739
Loss on operating lease assets (1)	—	—	374	—
Income tax (benefit) expense on excluded items and adjusting for valuation allowance and excess tax benefits/deficiencies on stock-based compensation exercises	(18,502)	12,081	(75,168)	(13,460)
Adjusted Net Income	$25,541	$29,929	$83,443	$98,449
Revenue	$179,958	$187,318	$553,621	$582,445
Adjusted to exclude the following:
Client contract termination costs (1)	10,000	—	10,000	—
Adjusted Revenue	$189,958	$187,318	$563,621	$582,445
Net (loss) income margin (1)	(21.4%)	(22.3%)	3.1%	(5.3%)
Adjusted Net Income Margin (2)	13.4%	16.0%	14.8%	16.9%
Weighted average shares used in computing (loss) earnings per share:
Basic	413,437	412,956	412,698	413,254
Diluted	413,437	412,956	416,450	413,254
(Loss) earnings per share:
Basic	$(0.09)	$(0.10)	$0.04	$(0.07)
Diluted	$(0.09)	$(0.10)	$0.04	$(0.07)
Weighted average shares used in computing Adjusted Earnings Per Share:
Basic	413,437	412,956	412,698	413,254
Diluted	420,592	414,940	416,450	420,363
Adjusted Earnings Per Share:
Basic	$0.06	$0.07	$0.20	$0.24
Diluted	$0.06	$0.07	$0.20	$0.23
________________________________________________________________
(1)Refer to reconciliation table for Adjusted EBITDA above for further information regarding these metrics/adjustments.
(2)Adjusted Net Income Margin represents Adjusted Net Income as a percentage of Adjusted Revenue.

Exhibit 99.1
The following table presents (i) each non-GAAP, or adjusted, cost and expense and operating income measure together with its most directly comparable financial measure calculated in accordance with GAAP; and (ii) each adjusted cost and expense and adjusted operating income as a percentage of Adjusted Revenue together with each GAAP cost and expense and operating (loss) income as a percentage of revenue, the most directly comparable financial measure calculated in accordance with GAAP:

							(dollars in thousands)

	GAAP		Adjusted		GAAP		Adjusted
	Three Months Ended September 30,		Three Months Ended September 30,		Nine Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022	2023	2022	2023	2022
Cost of revenue	$18,721	$17,395	$15,688	$17,055	$51,755	$47,719	$48,365	$47,275
% of Revenue (GAAP) / Adjusted Revenue (Adjusted)	10%	9%	8%	9%	9%	8%	9%	8%
Product development and technology	$39,611	$35,921	$24,046	$24,895	$103,804	$106,367	$71,426	$76,371
% of Revenue (GAAP) / Adjusted Revenue (Adjusted)	22%	19%	13%	13%	19%	18%	13%	13%
Sales and marketing	$91,615	$86,215	$80,389	$78,700	$247,577	$273,503	$234,806	$252,644
% of Revenue (GAAP) / Adjusted Revenue (Adjusted)	51%	46%	42%	42%	45%	47%	42%	43%
General and administrative (1)	$35,317	$49,548	$16,364	$14,666	$95,144	$116,211	$48,850	$42,271
% of Revenue (GAAP) / Adjusted Revenue (Adjusted)	20%	26%	9%	8%	17%	20%	9%	7%
Depreciation and amortization	$33,024	$13,952	$11,463	$8,133	$64,060	$38,644	$31,291	$21,118
% of Revenue (GAAP) / Adjusted Revenue (Adjusted)	18%	7%	6%	4%	12%	7%	6%	4%
Operating (loss) income (1) (2)	$(38,330)	$(15,713)	$42,008	$43,869	$(8,719)	$1	$128,883	$142,766
% of Revenue (GAAP) / Adjusted Revenue (Adjusted)	(21%)	(8%)	22%	23%	(2%)	0%	23%	25%
________________________________________________________________
(1)Our financial results for the first quarter of 2023 as previously announced in our press release furnished as an exhibit to our Current Report on Form 8-K dated May 10, 2023 erroneously included an adjustment for “Other expense” of $1.8 million in “Adjusted general & administrative expenses” and “Adjusted operating income.” The error has been corrected by revising the amounts for the affected line items for the nine months ended September 30, 2023 in the table above.
(2)Adjusted operating income represents Adjusted Revenue less non-GAAP costs and operating expenses.

Exhibit 99.1
The following table presents a reconciliation of each non-GAAP, or adjusted, revenue, cost and expense and operating income measure to its most directly comparable financial measure calculated in accordance with GAAP:

			(dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue	$179,958	$187,318	$553,621	$582,445
Restructuring related expenses (1) (2)	10,000	—	10,000	—
Adjusted Revenue (2)	$189,958	$187,318	$563,621	$582,445

Cost of revenue	$18,721	$17,395	$51,755	$47,719
Restructuring related expenses (1)	(2,878)	(203)	(2,878)	(237)
Stock-based compensation expense	(146)	(136)	(487)	(190)
Payroll tax expense related to stock-based compensation	(9)	(1)	(25)	(17)
Adjusted cost of revenue	$15,688	$17,055	$48,365	$47,275

Product development and technology	$39,611	$35,921	$103,804	$106,367
Acquisition related expenses (1)	(24)	(285)	(303)	(876)
Restructuring related expenses (1)	(8,403)	(2,626)	(8,403)	(2,866)
Stock-based compensation expense	(6,829)	(8,029)	(22,952)	(25,327)
Payroll tax expense related to stock-based compensation	(309)	(86)	(720)	(927)
Adjusted product development and technology	$24,046	$24,895	$71,426	$76,371

Sales and marketing	$91,615	$86,215	$247,577	$273,503
Acquisition related expenses (1)	—	(124)	—	(1,879)
Restructuring related expenses (1)	(838)	(2,597)	(838)	(2,679)
Stock-based compensation expense	(10,273)	(4,766)	(11,665)	(15,999)
Payroll tax expense related to stock-based compensation	(115)	(28)	(268)	(302)
Adjusted sales and marketing	$80,389	$78,700	$234,806	$252,644

General and administrative	$35,317	$49,548	$95,144	$116,211
Financing related expenses (1)	—	(5)	—	(14)
Acquisition related expenses (1)	(138)	(18,247)	(1,300)	(20,875)
Restructuring related expenses (1)	(270)	(454)	(270)	(454)
Legal settlement expenses (1)	(3,000)	—	(3,000)	(2,800)
Stock-based compensation expense	(15,398)	(16,107)	(40,938)	(49,304)
Payroll tax expense related to stock-based compensation	(147)	(69)	(412)	(493)
Loss on operating lease assets	—	—	(374)	—
Adjusted general and administrative (3)	$16,364	$14,666	$48,850	$42,271

Depreciation and amortization	$33,024	$13,952	$64,060	$38,644
Amortization of intangibles related to acquisitions and restructuring activities	(21,561)	(5,819)	(32,769)	(17,526)
Adjusted depreciation and amortization	$11,463	$8,133	$31,291	$21,118

Operating (loss) income	$(38,330)	$(15,713)	$(8,719)	$1

Exhibit 99.1

Amortization of intangibles related to acquisitions and restructuring activities	21,561	5,819	32,769	17,526
Financing related expenses (1)	—	5	—	14
Acquisition related expenses (1)	162	18,656	1,603	23,630
Restructuring related expenses (1)	22,389	5,880	22,389	6,236
Legal settlement expenses (1)	3,000	—	3,000	2,800
Stock-based compensation expense	32,646	29,038	76,042	90,820
Payroll tax expense related to stock-based compensation	580	184	1,425	1,739
Loss on operating lease assets (1)	—	—	374	—
Adjusted operating income (3)	$42,008	$43,869	$128,883	$142,766
________________________________________________________________
(1)Refer to reconciliation table for Adjusted EBITDA above for further information regarding these metrics/adjustments.
(2)We define Adjusted Revenue for a particular period as revenue excluding client contract termination costs associated with the restructuring related activities. The restructuring related expenses adjustment to revenue herein for the three and nine months ended September 30, 2023 represents the $10.0 million contract termination payment to a pharma manufacturer solutions client in connection with the Restructuring Plan.
(3)Our financial results for the first quarter of 2023 as previously announced in our press release furnished as an exhibit to our Current Report on Form 8-K dated May 10, 2023 erroneously included an adjustment for “Other expense” of $1.8 million in “Adjusted general & administrative expenses” and “Adjusted operating income.” The error has been corrected by revising the amounts for the affected line items for the nine months ended September 30, 2023 in the table above.